UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014 (September 15, 2014)

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Stockholders Agreement

On September 16, 2014 (the “Effective Date”), Par Petroleum Corporation (the “Company”) and the stockholders who are parties to the Stockholders Agreement dated August 31, 2012 (as amended and supplemented from time to time, the “Stockholders Agreement”), entered into a Second Amendment to the Stockholders Agreement (the “Second Amendment”). The Second Amendment amends the Stockholders Agreement to provide that the stockholders agree to vote their shares such that the size of the board of directors of the Company (the “Board”) is set and remains at eight (8) directors, instead of seven (7), with the Board or a committee of the Board designating the director to fill the additional position on the Board resulting from such increase.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Second Amendment and the information included in Item 5.03 of this Current Report on Form 8-K regarding the Bylaw Amendment (as defined below) are incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) Election of a New Director.

Pursuant to the Stockholders Agreement, as amended by the Second Amendment, four individuals are to be designated by the Board or a committee of the Board. On September 15, 2014, Mr. Pate was designed by the Board pursuant to the provisions of the Stockholders Agreement to fill the vacancy resulting from Bylaw Amendment, effective as of the Effective Date.

Mr. Pate was also appointed as a member of the Executive Committee of the Board.

William Pate, age 50, is Co-President of Equity Group Investments, a division of Chai Trust Company LLC (“EGI Division”), a private investment firm. Mr. Pate has been employed by EGI Division or its predecessors in various capacities since 1994. Mr. Pate has served as a director of Covanta Holding Corporation, an international owner/operator of energy-from-waste and power generation facilities, since 1999 and is the Chair of the Finance Committee of the Board of Directors of Covanta and is also a member of the Audit Committee and the Public Policy and Technology Committee of the Board of Directors of Covanta. He was the Chairman of the Board of Directors of Covanta from October 2004 through September 2005. Mr. Pate has previously served on the boards of directors of Exterran Holdings, Inc., Adams Respiratory Therapeutics, MiddleBrook Pharmaceuticals, CNA Surety Corp. and American Commercial Lines, Inc., as well as those of several private companies associated with Equity Group Investments. Mr. Pate began his professional career at The First Boston Corporation as a financial analyst in the natural resources mergers and acquisitions group. Subsequently, he was employed as an associate at The Blackstone Group where he worked on private equity investments and merger advisory assignments. Mr. Pate holds a Juris Doctorate degree from the University of Chicago Law School and a Bachelor of Arts degree from Harvard College.

On the Effective Date, Mr. Pate was granted 1,044 shares of restricted Company common stock under the Company’s 2012 Long Term Incentive Plan. The restricted Company common stock will vest on December 31, 2014.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, the Company’s amended and restated bylaws (as amended and supplemented from time to time, the “Bylaws”) were amended pursuant to the Second Amendment to the Bylaws (the “Bylaw Amendment”).

Pursuant to the Bylaw Amendment, the number of directors serving on the Board was increased from seven (7) to eight (8) to consist of those members designated pursuant to the Stockholders Agreement.

The foregoing description of the Bylaw Amendment is qualified in its entirety by reference to the Bylaw Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Second Amendment to the Amended and Restated Bylaws of Par Petroleum Corporation dated September 16, 2014.

4.1	Second Amendment to the Stockholders Agreement dated September 16, 2014 by and among Par Petroleum Corporation, Zell Credit Opportunities Fund, L.P., ZCOF Par Petroleum Holdings, LLC, Waterstone Offshore ER Fund, Ltd., Prime Capital Master SPC, GOT WAT MAC Segregated Portfolio, Waterstone Market Neutral Master Fund, Ltd., Pandora Select Partners, LP, Whitebox Multi-Strategy Partners, LP, Whitebox Credit Arbitrage Partners, LP, Whitebox Concentrated Convertible Arbitrage Partners, LP, and Whitebox Asymmetric Partners, LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: September 18, 2014	/s/ Brice Tarzwell
Brice Tarzwell Senior Vice President, Chief Legal Officer and Secretary

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